Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Maris-Tech Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, no par value per share	(1)	457(o)		$		$0.0001381	$
Fees to be Paid	Other	Warrants		Other			0.00	0.0001381		0.00
Fees to be Paid	Other	Units		Other			0.00	0.0001381		0.00
Fees to be Paid	Unallocated (Universal) Shelf		(2)	457(o)		$	$100,000,000.00	0.0001381		$13,810.00

Total Offering Amounts:							$100,000,000.00			13,810.00
Total Fees Previously Paid:										0.00
Total Fee Offsets:										10,799.60
Net Fee Due:										$3,010.40

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Offering Note(s)

(1)	There are being registered under this registration statement such indeterminate number of securities as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $100,000,000. The registrant is currently subject to the provisions of General Instruction I.B.5 of Form F-3, which provides that as long as the aggregate market value of the outstanding voting and non-voting common equity of the registrant held by non-affiliates is less than $75,000,000, then the aggregate market value of securities sold by or on our behalf of the registrant on Form F-3, during the period of 12 calendar months immediately prior to, and including, such sale(s), is no more than one-third of the aggregate market value of the voting and non-voting common equity of the registrant held by non-affiliates as of a date within 60 days of such sale(s). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Ordinary Shares being registered hereunder include such indeterminate number of Ordinary Shares as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	There are being registered under this registration statement such indeterminate number of securities as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $100,000,000. The registrant is currently subject to the provisions of General Instruction I.B.5 of Form F-3, which provides that as long as the aggregate market value of the outstanding voting and non-voting common equity of the registrant held by non-affiliates is less than $75,000,000, then the aggregate market value of securities sold by or on our behalf of the registrant on Form F-3, during the period of 12 calendar months immediately prior to, and including, such sale(s), is no more than one-third of the aggregate market value of the voting and non-voting common equity of the registrant held by non-affiliates as of a date within 60 days of such sale(s). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Ordinary Shares being registered hereunder include such indeterminate number of Ordinary Shares as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

Omitted pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	Maris-Tech Ltd.	(1)	F-3	333-270330	03/07/2023		$10,799.60	Unallocated (Universal) Shelf	Ordinary Shares, Warrants and Units		$98,000,000.00	$
Fee Offset Sources	Maris-Tech Ltd.		F-3	333-270330		03/07/2023							10,799.60

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	Pursuant to Rule 457(p) under the Securities Act, the registrant offsets $10,799.60 of the filing fee payable under this registration statement with a portion of the filing fee previously paid in connection with the registrant’s Registration Statement on Form F-3 (File No. 333-270330), filed March 7, 2023, relating to unsold securities with an aggregate offering amount of $98,000,000 remaining under such prior registration statement.